Exhibit (a)(1)E)


                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                PURE WORLD, INC.
                                       AT
                               $4.30 NET PER SHARE
                                       BY
                            NATUREX ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF
                                  NATUREX S.A.
--------------------------------------------------------------------------------
              THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
             MIDNIGHT, NEW YORK CITY TIME, ON JULY 15, 2005, UNLESS
                             THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------


                                                                   June 17, 2005
To Our Clients:

         Enclosed for your consideration is the Offer to Purchase dated June 17, 2005 (the "Offer to Purchase") and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Naturex Acquisition Corp., (the "Purchaser") a Delaware corporation and a wholly-owned subsidiary of Naturex S.A. ("Parent"), a societe anonyme organized under the laws of the French Republic, to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Pure World, Inc., a Delaware corporation (the "Company"), at a purchase price of $4.30 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal enclosed herewith.

         We or our nominees are the holder of record of Shares for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

         We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is invited to the following:

              1. The Offer Price is $4.30 per Share, net to you in cash without interest thereon.

              2. The Offer is being made for all issued and outstanding Shares.

              3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of June 6, 2005 (the "Merger Agreement"), among Parent, the Purchaser and the Company. The Merger Agreement provides, among other things, that, after the consummation of the Offer and subject to certain conditions, the Purchaser will be merged with and into the Company (the "Merger") with the Company continuing as the surviving corporation (the "Surviving Corporation"), wholly owned by Parent. Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by the Company as treasury stock, or owned by the Purchaser, Parent or any direct or indirect subsidiary of Parent or the Purchaser, all of which will be cancelled and retired and shall cease to exist, and other than Shares that are held by stockholders, if any, who properly exercise their dissenters' rights under Delaware Law) will be converted into the right to receive the same price per Share, in cash, as paid pursuant to the Offer. In connection with the Merger Agreement, Parent and the Purchaser have entered into a Stockholder Agreement (the "Stockholder Agreement") with Mr. Paul Koether, the Chairman of the Board and the principal stockholder of the Company, and certain other stockholders affiliated with Mr. Koether (collectively, the "Koether Stockholders") who collectively own approximately 37.4% of the outstanding Shares on a fully diluted basis, pursuant to which the Koether Stockholders have agreed, among other things, to tender their Shares in the Offer.

              4. The Board of Directors of the Company, with Mr. Koether abstaining, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to, and in the best interests of, the Company and its stockholders, (ii) duly authorized and approved the Merger Agreement and the Merger and the transactions contemplated by the Merger Agreement, and (iii) recommends that the Company's stockholders accept the Offer and tender their Shares to the Purchaser pursuant to the Offer and, if required, approve and adopt the Merger Agreement.

              5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on July 15, 2005 (the "Expiration Date"), unless the Offer is extended.

              6. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in the Letter of Transmittal.

         The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date a number of Shares which, together with Shares beneficially owned by Parent, the Purchaser and their direct and indirect subsidiaries, represents at least a majority of the total issued and outstanding Shares on a fully diluted basis. See Section 15 "Certain Conditions to the Offer" of the Offer to Purchase for additional conditions to the Offer.

         The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser shall make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by Giuliani Capital Advisors LLC in its capacity as Dealer Manager for the Offer or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

         IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM CONTAINED IN THIS LETTER. AN ENVELOPE TO RETURN YOUR INSTRUCTIONS TO US IS ALSO ENCLOSED. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED IN THIS LETTER. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

           INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF
                                PURE WORLD, INC.
                                       AT
                               $4.30 NET PER SHARE
                                       BY
                            NATUREX ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF
                                  NATUREX S.A.

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated June 17, 2005 and the related Letter of Transmittal in connection with the offer by Naturex Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Naturex S.A., a societe anonyme organized under the laws of the French Republic, to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Pure World, Inc., a Delaware corporation, at a purchase price of $4.30 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

         This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Account No.: ________________________


--------------------------------------------------------------------------------

Number of Shares to Be Tendered: _________________ Shares*
--------------------------------------------------------------------------------

COMPLETE BELOW

________________________________________
Signature(s)

________________________________________
Print Name(s)

________________________________________
Print Address(es)

________________________________________
Area Code and Telephone Number(s)

________________________________________
Taxpayer Identification or Social Security Number(s)


Dated:  ____________, 2005

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.


                                       3